UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 8, 2014

Applied Materials, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-06920	94-1655526
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3050 Bowers Avenue P.O. Box 58039 Santa Clara, CA	95052-8039
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 727-5555

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 8, 2014, the Human Resources and Compensation Committee (“HRCC”) of the Board of Directors of Applied Materials, Inc. (“Applied”) approved amendments to the Retention Bonus and Equity Award Amendments agreements entered into in October 2013 (the “Agreement”) between Applied and each of Gary E. Dickerson, President and Chief Executive Officer; Robert J. Halliday, Senior Vice President, Chief Financial Officer; Thomas F. Larkins, Senior Vice President, General Counsel and Corporate Secretary; Omkaram Nalamasu, Senior Vice President, Chief Technology Officer; Ali Salehpour, Senior Vice President, General Manager, New Markets and Service Group (each, an “Officer”); and other members of Applied’s senior management team.

The amendments provide that with respect to each Officer’s equity awards that were granted prior to September 2013 (as well as an equity award granted in November 2013 to Mr. Halliday), vesting of the portion of each award that is otherwise scheduled to vest during calendar year 2015 based solely on continued employment with Applied will accelerate as of three trading days prior to the expected closing of the business combination between Applied and Tokyo Electron Limited (the “Merger”). The vesting acceleration will apply only if the Officer is a “disqualified individual” and subject to a 15% excise tax under IRS Code Section 4985 on such equity awards.

The Agreements were also amended to delay the payment date of the retention bonus for each Officer (other than Mr. Dickerson, whose Agreement did not provide for a retention bonus) from March 31, 2015 to the earlier of (1) the date that is six months after the closing or termination of the Merger or (2) December 11, 2015, subject to the Officer’s continued employment.

Each Officer must provide his consent in order for these amendments to become effective.

On the same date, the HRCC approved payment by Applied of any Section 4985 excise tax, and related taxes on such payment, that is imposed in connection with equity awards granted to the Officers and other members of Applied’s senior management team on December 8, 2014. The payment is subject to the Officer’s continued employment through the closing of the Merger.

In approving the actions described above, the HRCC considered that the Merger is a large and highly complex undertaking that is taking a lengthy period of time to complete. The equity modifications, retention bonuses and Section 4985 tax assistance in part are intended as an incentive for our Officers to continue to drive Applied toward the additional growth and positive results that may be achieved through the successful consummation of the Merger. The Merger will require the retention of Applied’s leadership team during the critical period prior to and following the closing of the Merger, to plan for and lead the post-closing integration. The HRCC also recognized the importance of motivating the Officers to continue to effectively operate Applied’s business and encourage them to stay focused on longer-term goals with as few distractions as possible. The HRCC actions described above are subject to any further modifications by the Chair of the HRCC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Applied Materials, Inc. (Registrant)

Date: December 12, 2014	By:	/s/ Thomas F. Larkins
Thomas F. Larkins Senior Vice President, General Counsel and Corporate Secretary